Exhibit 10.1

ALEXANDRIA REAL ESTATE EQUITIES, INC.

AMENDED AND RESTATED

1997 STOCK AWARD AND INCENTIVE PLAN

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TABLE OF CONTENTS

(CONTINUED)

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TABLE OF CONTENTS

(CONTINUED)

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8.7	Unfunded Status of Awards	13
8.8	No Fractional Shares	13
8.9	Regulations and Other Approvals	13
8.10	Compliance with Section 409A of the Code	13
8.11	Governing Law	14

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ALEXANDRIA REAL ESTATE EQUITIES, INC.

AMENDED AND RESTATED

1997 STOCK AWARD AND INCENTIVE PLAN

AMENDED AND RESTATED:                 , 2008

APPROVED BY STOCKHOLDERS:                 , 2008

1.             PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purpose of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (the “Plan”) is to afford an incentive to selected officers, employees and independent contractors (including non-employee directors) of Alexandria Real Estate Equities, Inc. (the “Company”), or any Subsidiary or Affiliate that now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or independent contractors (including non-employee directors), as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business.  Pursuant to Section 6 of the Plan, there may be granted Options, Stock Appreciation Rights, Restricted Stock, and Other Stock-Based Awards or Other Cash-Based Awards.  The Plan is designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

2.             DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1          “Affiliate” means, at the time of determination, any entity if, at the time of determination, (i) the Company, directly or indirectly, owns at least fifty percent (50%) of the combined voting power of all classes of stock of such entity or at least fifty percent (50%) of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least fifty percent (50%) of the combined voting power of all classes of stock of the Company.  The Board or Committee shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2          “Award” means any Option, SAR, Restricted Stock, or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

2.3          “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.4          “Beneficiary” means the person, persons, trust or trusts that have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no

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designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

2.5          “Board” means the Board of Directors of the Company.

2.6          “Change of Control” shall mean the occurrence of any of the following events:

(a)            Any Person (as such term is used in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)            The following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)            There is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation, continue to own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company (or the surviving entity or any parent thereof) outstanding immediately after such merger or consolidation in substantially the same proportions as their ownership of the Company immediately prior to such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

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(d)            The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.7          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.8          “Committee” means the Board or the committee designated or established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and may satisfy the provisions of Section 162(m)(4)(C)(i) of the Code.

2.9          “Company” means Alexandria Real Estate Equities, Inc., a corporation organized under the laws of the State of Maryland, or any successor corporation.

2.10        “Disability” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in 409A(a)(2)(c)(i) of the Code.

2.11        “Effective Date” means the date of the annual meeting of stockholders of the Company held in 2008.

2.12        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.13        “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date the Award is granted (or if the Stock is not traded on the exchange on the date the award is granted, the closing sales price per share of Stock for the last preceding date on which there was a sale of such Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and ask prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

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2.14        “Grantee” means a person who, as an employee or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

2.15        “Non-Employee Director” means any director who is not an employee of the Company or any of its subsidiaries or affiliates.  For purposes of this Plan, such non-employee director shall be treated as an independent contractor.

2.16        “Option” means a right, granted to a Grantee under Section 6.2, to purchase shares of Stock.  Options shall be nonstatutory stock options that are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

2.17        “Other Cash-Based Award” means cash awarded to a Grantee under Section 6.6, including cash awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan.

2.18        “Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6.6 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including, but not limited to (1) unrestricted Stock awarded as a bonus or upon the attainment of specified performance objectives or otherwise as permitted under the Plan and (2) a right granted to a Grantee to acquire Stock from the Company for cash.

2.19        “Plan” means this Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, as amended from time to time.

2.20        “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6.4 that may be subject to certain restrictions and to a risk of forfeiture.

2.21        “Retirement” means the termination of a Grantee’s service with the Company or a Subsidiary or Affiliate by retirement, as determined in accordance with the Company’s then current employment policies and guidelines.

2.22        “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

2.23        “Securities Act” means the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by the regulations, rulings and cases.

2.24        “Stock” means shares of the common stock, par value $.01 per share, of the Company.

2.25        “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6.3, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock, or property as specified in the Award or determined by the Committee.

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2.26        “Subsidiary” means, at the time of determination, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of determination, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  The Board or Committee shall have the authority to determine the time or times at which “Subsidiary” status is determined within the foregoing definition.

3.             ADMINISTRATION.

The Plan shall be administered by the Committee.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan including, without limitation, the authority (i) to grant Awards; (ii) to determine the persons to whom and the time or times at which Awards shall be granted; (iii) to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; (v) to make adjustments in the terms and conditions of Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustments with respect to any Awards subject to the attainment of performance objectives shall be subject to Section 6.6; (vi) to designate Affiliates; (vii) to construe and interpret the Plan and any Award; (viii) to prescribe, amend and rescind rules and regulations relating to the Plan; (ix) to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); (x) to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in an Award Agreement stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the exercisability or vesting of any Award may only be accelerated in the event of a Grantee’s death, Disability or Retirement or upon a Change of Control; provided further, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding acceleration limitations; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.  All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that any Award granted to a Non-Employee Director shall be granted by the

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Committee, without any such delegation.  All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor the Committee shall have the authority to take any of the following actions, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event: (i) the reduction of the exercise price of any outstanding Option or Stock Appreciation Right under the Plan; (ii) the cancellation of any outstanding Option or Stock Appreciation Right under the Plan and the grant in substitution therefor of (1) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or a different number of shares of Stock, (2) Restricted Stock (including a stock bonus), (3) an Other Stock-Based or Cash-Based Award, (4) cash and/or (5) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

4.             ELIGIBILITY.

Subject to the provisions set forth below, Awards may be granted to selected employees, officers and independent contractors (including Non-Employee Directors) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee.  In determining the persons to whom Awards shall be granted and the type (including the number of shares to be covered) of any Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.             STOCK SUBJECT TO THE PLAN.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be, subject to adjustment as provided herein, four million thirty thousand five hundred sixty-three  (4,030,563) shares.(1)  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

No more than five hundred thousand (500,000) shares may be awarded pursuant to Options or Stock Appreciation Rights, in the aggregate, to a single individual in a single calendar year.  No Covered Employee shall receive Other Stock-Based Awards or Other Cash-Based Awards pursuant to Section 6.6 in excess of five hundred thousand (500,000) shares or five million dollars ($5,000,000), respectively, in a single calendar year.

(1)  As of March 31, 2008, 69,437 shares remained available for the grant of Awards under the Plan.  Accordingly, based on such March 31, 2008 number, as of May 22, 2008, 1,100,000 shares are available for the future grant of Awards under the Plan.

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If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan; provided that, in the case of forfeiture, cancellation, exchange or surrender of shares of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Awards shall not be available again for Awards hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, cancelled, exchanged or surrendered.  Upon the exercise of any Award granted in tandem with any other Awards or awards, such related Awards or awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.  Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or, if applicable, NASD Rule 4350(i)(1)(A)(iii), or AMEX Company Guide Section 711, and such issuance shall not reduce the number of shares available for issuance under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (a) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (b) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (c) the exercise price, grant price, or purchase price relating to any Award.

6.             SPECIFIC TERMS OF AWARDS.

6.1                               General.  The term of each Award shall be for such period as may be determined by the Committee.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.  In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

6.2                               Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(a)           Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall

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be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.  The exercise price for Stock subject to an Option may be paid in cash or subject to the approval of the Committee, by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price.  Subject to the approval of the Committee, a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. § 220 or any successor thereof, or in any other form of legal consideration that may be acceptable to the Committee.

(b)           Term and Exercisability of Options.  Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement. The Committee shall have the authority to accelerate the exercisability or vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, however, that such exercisability and vesting may only be accelerated in the event of a Grantee’s death, Disability or Retirement or upon a Change of Control; provided further, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding acceleration limitations.  An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(c)           Termination of Employment, etc.  An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company, Subsidiary, or an Affiliate (or a company, a parent, or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies); provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(d)           Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

6.3                               SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(a)           In General.  An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the grant price of the SAR (which shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR).

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(b)           Tandem Arrangements.  An SAR granted in tandem with an Option may be granted at the time of grant of the related Option.  An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable.

6.4                               Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(a)           Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine.  Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual or Company-wide performance goals or earnings per share.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any such restrictions which may lapse on the basis of a Grantee’s service with the Company or a Subsidiary or Affiliate shall not lapse any more rapidly than pro rata over a three (3) year period, and any such restrictions which may lapse on the basis of factors such as an increase in the value of the Stock or individual or Company performance shall not lapse any earlier than one (1) year following the date of grant of the Restricted Stock, and (ii) the lapsing of any such restrictions may be accelerated only in the event of a Grantee’s death, Disability or Retirement or upon a Change of Control; provided, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding vesting or acceleration limitations.  Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(b)           Forfeiture.  Upon termination of employment with or service to the Company and any Subsidiary or Affiliate, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Grantee’s death, Disability or Retirement or upon a Change of Control.

(c)           Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(d)           Dividends.  Dividends paid on Restricted Stock shall either be paid at the dividend payment date, or be deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends.  Stock distributed in connection with a stock split or stock dividend,

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and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

6.5                               Stock Awards in Lieu of Cash Awards.  The Committee is authorized to grant Stock to Grantees as a bonus, or to grant other Awards, in lieu of Company commitments to pay cash under other plans or compensatory arrangements.  Stock or Awards granted hereunder shall have such other terms as shall be determined by the Committee.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Stock or Award granted hereunder which vests on the basis of a Grantee’s service with the Company or a Subsidiary or Affiliate shall not vest any more rapidly than pro rata vesting over a three (3) year period, and any Stock or Award granted hereunder which vests on the basis of performance shall provide for a performance period of at least one (1) year, and (ii) vesting may be accelerated only in the event of a Grantee’s death, Disability or Retirement or upon a Change of Control; provided, however, that (i) up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding vesting or acceleration limitations, and (ii) any Stock or Award granted hereunder that is granted in lieu of compensation that has been earned by the Grantee and that is otherwise payable in cash shall not be subject to the preceding vesting limitations.

6.6                               Other Stock-Based or Cash-Based Awards.  The Committee is authorized to grant to Grantees Other Stock-Based Awards or Other Cash-Based Awards alone or in addition to any other Award under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan.  Such Awards may be granted with value and payment contingent upon performance of the Company or any other factors designated by the Committee, or valued by reference to the performance of specified Subsidiaries or Affiliates.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, (i) any Other Stock-Based Award which vests on the basis of a Grantee’s service with the Company or a Subsidiary or Affiliate shall not vest any more rapidly than pro rata vesting over a three (3) year period, and any Other Stock-Based Award which vests on the basis of performance shall provide for a performance period of at least one (1) year, and (ii) vesting may be accelerated only in the event of a Grantee’s death, Disability or Retirement or upon a Change of Control; provided, however, that up to 10% of the total number of shares reserved for issuance under the Plan pursuant to Section 5 may be subject to Awards granted after the Effective Date which do not meet the preceding vesting or acceleration limitations.

The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter; provided, however, that with respect to any such Awards that are granted to Grantees who are, at the time of grant of such Awards, or in the future may be, at the time of payment, exercise or issuance (as applicable) of such Awards, “covered employees” (as such term is defined in Section 162(m) of the Code), as determined by the Committee in its discretion, (i) the performance objectives for each year shall be established by the Committee not later than the latest date permissible under Section 162(m) of the Code, and (ii) the performance objectives to be used shall be expressed in terms of one or more of the following: earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; total stockholder return; increase in revenues; decrease in expenses; increase in funds

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from operations (FFO); increase in FFO per share; and the Company’s published ranking against its peer group of office real estate investment trusts based on total stockholder return, increase in FFO per share and/or FFO current and forward multiples.

Performance objectives established by the Committee may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Grantees.  Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  At the time of the grant of any Award, the Committee is authorized to determine whether, when calculating the attainment of performance objectives for a certain period: (i) to exclude restructuring and/or other specific or objectively determinable nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.  In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives.

6.7                               Change in Service Capacity and Leaves of Absence.  Notwithstanding anything in the Plan to the contrary, for purposes of any Award or Award Agreement under the Plan, (i) the term “employment” shall mean service provided to the Company, Subsidiary, or an Affiliate as an employee or independent contractor and (ii) a change in the capacity in which a Grantee renders service to the Company, Subsidiary, or Affiliate, whether as an employee or independent contractor, or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Company, Subsidiary or Affiliate, shall not be deemed to be a termination of employment.  The Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.  Notwithstanding the foregoing, for purposes of vesting in an Award, service shall not be considered interrupted in the case of a leave of absence only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Grantee’s leave of absence.

7.             CHANGE OF CONTROL PROVISIONS.

7.1                               Change of Control.  The following provisions shall apply in the event of a Change of Control, unless otherwise determined by the Committee or the Board in writing at or after grant (including under any individual agreement), but prior to the occurrence of such Change of Control:

(a)           any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

(b)           the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such

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Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

(c)           any surviving corporation or acquiring corporation (or its parent company) may assume or continue any Awards outstanding under the Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Plan.

8.             GENERAL PROVISIONS.

8.1                               Effective Date; Approval by Stockholders.  The Plan, as amended and restated effective as of the date of the annual meeting of stockholders of the Company held in 2008, shall take effect on the Effective Date, provided that this Plan is approved by the Company’s stockholders at such meeting.

8.2                               Nontransferability.  Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution; provided, however, that the Committee may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable securities laws upon the Grantee’s request; provided, further, however, that no Awards may be transferred for consideration.

8.3                               No Right to Continued Employment, etc.  Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any Subsidiary or any Affiliate, or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or independent contractor relationship.

8.4                               Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority includes the authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.  Notwithstanding the foregoing, no shares of Stock shall be withheld to satisfy withholding and other tax obligations with a value exceeding the minimum amount of tax required to be withheld by law.

8.5                               Amendment and Termination of the Plan.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, if the Committee determines that stockholder approval of an amendment is necessary or desirable in order for the Plan to comply or continue to comply with any applicable law, such amendment shall not be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing but subject to Section 8.10, no amendment shall affect adversely any of the rights of any Grantee, without

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such Grantee’s consent, under any Award theretofore granted under the Plan.  Unless terminated sooner by the Board, the Plan automatically shall terminate on the day immediately preceding the tenth anniversary of the Effective Date.

8.6                               No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees.   Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

8.7                               Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

8.8                               No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

8.9                               Regulations and Other Approvals.

(a)           The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)           Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)           In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

8.10                        Compliance with Section 409A of the Code.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code.  To the extent

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applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and other interpretive guidance issued thereunder.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and other interpretive guidance issued thereunder.

8.11                        Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Maryland without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the Plan is hereby adopted by a duly authorized officer of Alexandria Real Estate Equities, Inc. on this 22 day of May, 2008.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ Dean Shigenaga

Name:	Dean Shigenaga

Title:	Chief Financial Officer

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